Exhibit 99.1

FOR IMMEDIATE RELEASE

November 26, 2014

Contact:	Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer

Phone:	(617) 254-0707

Peoples Federal Bancshares, Inc. Stockholders Approve Acquisition

BRIGHTON, MA (November 26, 2014) — Stockholders of Peoples Federal Bancshares, Inc. (“Peoples”) (NASDAQ: PEOP) voted yesterday to approve the merger of Peoples with and into Independent Bank Corp. (“Independent”) (NASDAQ: INDB).

“We are pleased with the outcome of today’s special meeting, and I would like to thank the stockholders for their support,” said Maurice H. Sullivan, Jr., Chairman and Chief Executive Officer of Peoples.

The date of the closing, which cannot take place until all applicable regulatory approvals have been received, has not yet been determined. Peoples and Independent will issue a supplemental press release once more definite information about the closing date is known.

About Independent Bank Corp.:

Independent Bank Corp. has approximately $6.3 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island and through telephone banking, mobile banking, and the Internet. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com. Rockland Trust is an FDIC Member and an Equal Housing Lender.

About Peoples Federal Bancshares, Inc.:

Peoples Federal Bancshares, Inc. has $606 million in assets and is the holding company for Peoples Federal Savings Bank, a community-oriented federal savings bank operating eight full-service branch locations in the Greater Boston area. Peoples Federal Savings Bank offers a broad array of retail and commercial lending and deposit services. Peoples Federal Savings Bank operates eight full-service offices in the Massachusetts communities of Brighton, Allston, West Roxbury and Jamaica Plain, in Suffolk County, Brookline, Norwood, and Westwood in Norfolk County and West Newton in Middlesex County.

Forward Looking Statements:

Certain statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of Independent and Peoples Federal Bancshares, Inc. with the Securities Exchange Commission, in press releases and in oral and written statements made by or with the approval of Independent and Peoples Federal Bancshares, Inc. that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives and management expectations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to: (i) the risk that the businesses involved in the merger will not be integrated successfully or such integration may be more difficult, time-consuming, or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss, and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (vi) local, regional, national and international economic conditions and the impact they may have on the parties to the merger and their customers; (vii) changes in interest rates,spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (viii) prepayment speeds, loan originations and credit losses; (ix) sources of liquidity; (x) shares of common stock outstanding and common stock price volatility; (xi) fair value of and number of stock-based compensation awards to be issued in future periods; (xii) legislation affecting the financial services industry as a whole, and/or the parties and their subsidiaries individually or collectively; (xiii) regulatory supervision and oversight, including required capital levels; (xiv) increasing price and product/service competition by competitors, including new entrants; (xv) rapid technological developments and changes; (xvi) the parties’ ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xvii) the mix of products/services; (xviii) containing costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights; (xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times and on the terms required to support the parties’ future businesses; and (xxvi) material differences in the actual financial results of merger and acquisition activities compared with expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause Independent’s and Peoples Federal Bancshares, Inc.‘s results to differ materially from those described in the forward-looking statements can be found in Independent’s and Peoples Federal Bancshares, Inc.‘s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to the parties or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. The parties undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.